Exhibit 99.1

PolarityTE Reports Fiscal Year 2019 Financial Results

SALT LAKE CITY, March 12, 2020 – PolarityTE, Inc. (Nasdaq: PTE), a biotechnology company developing and commercializing regenerative tissue products and biomaterials, today reported results for calendar fourth quarter and year ended December 31, 2019. PolarityTE will host a conference call and webcast with Q&A today, Thursday, March 12, 2020 at 8:00 a.m. Eastern Time. Please see details below.

Year Ended December 31, 2019

●	154% YOY Increase in Total Revenue; $5.652M for YE:2019 vs $2.223M for YE:2018

●	166% YOY increase in SkinTE Revenue; $2.353M for YE:2019 vs $0.886M for YE:2018

●	95% increase in paid cases from 1H:19 to 2H:19; 170 in 2H:19 vs 87 in 1H:19

●	94% increase in SkinTE revenue from 1H:19 to 2H:19; $1.55M in 2H:19 vs $0.801M in 1H:19

Q4:2019 Results

●	10% QOQ increase in paid cases; 89 in Q4:19 vs 81 in Q3:19

●	15% QOQ decrease in SkinTE revenues; $0.714M in Q4:19 vs $0.839M in Q3:19

●	26% QOQ increase in repeat paid users; 29 in Q4:19 vs 23 in Q3:19

●	4% QOQ decrease in new paid users; 23 in Q4:19 vs 24 in Q3:19

Financial Results for the Year Ended December 31, 2019

Total revenue for the three months ended December 31, 2019 was $1.466 million of which $714 thousand was from sales of SkinTE and $753 thousand was associated with PolarityTE’s contract research operations. This compares to total revenue for the three months ended September 30, 2019 of $1.395 million, of which $839 thousand was from sales of SkinTE and $556 thousand was associated with PolarityTE’s contract research operations.

Research and development expenses for the three months ended December 31, 2019 were $3.33 million versus $2.96 million for the three months ended September 30, 2019. Research and development expenses for the three months ended December 31, 2019 included a $243 thousand expense for stock-based compensation, which is a noncash expense, versus a $164 thousand credit for the three months ended September 30, 2019.

General and administrative expenses for the three months ended December 31, 2019, were $14.9 million versus $16.0 million for the three months ended September 30, 2019. As we stated in November 2019, general and administrative expenses for the three months ended September 30, 2019 were negatively affected by the accrual of payments to the former CEO pursuant to a settlement agreement reached in August 2019. General and administrative expenses for the three months ended December 31, 2019 included $6.9 million of stock-based compensation versus $4.8 million for the three months ended September 30, 2019.

Sales and marketing expenses for the three months ended December 31, 2019 were $4.1 million versus $5.0 million for the three months ended September 30, 2019. We finished 2019 with 25 sales representatives.

Net loss for the three months ended December 31, 2019 was $21.1 million compared to a net loss of $23.0 million for the three months ended September 30, 2019.

Cash and Liquidity as of December 31, 2019

As of December 31, 2019, our cash, cash equivalents and short-term investments balance was $29.2 million, compared to cash and cash equivalents and short-term investments of $61.8 million at December 31, 2018.

Cash used in operating activities for the three-month period ended December 31, 2019 was $16.0 million or $5.3 million per month. This is greater than the $11.9 million for the three months ended September 30, 2019. This is attributable to accruals in the third quarter that were paid in the fourth quarter, including $1.7 million of cash paid to the former CEO under the settlement arrangement reached in August 2019.

On February 14, 2020 the Company completed an underwritten offering of our common stock and warrants to purchase shares of our common stock. The net proceeds to the Company from the offering are estimated to be approximately $22.7 million after estimated offering expenses payable by us.

Based on product development and commercialization plans, the Company believes existing cash, cash equivalents and short-term investments, with planned operating cost reductions, will be adequate to meet capital needs for at least the next 12 months.

Conference Call and Webcast Details

The conference call can be accessed by calling 1-800-239-9838 (U.S. and Canada) or +44 (0)330 336 9105 (International) with confirmation code 5420396 and referencing “PolarityTE Fiscal Year 2019 Earnings Call”. A webcast of the conference call can be accessed by using the link below.

Earnings Call Webcast – CLICK HERE

A replay of the earnings conference call will be available for 30 days, beginning approximately one hour after the conclusion of the call and can be found by visiting PolarityTE’s website at https://www.polarityte.com/news-media/events, or by clicking on the link above.

About PolarityTE®

PolarityTE is focused on transforming the lives of patients by discovering, designing and developing a range of regenerative tissue products and biomaterials for the fields of medicine, biomedical engineering and material sciences. Rather than manufacturing with synthetic and foreign materials within artificially engineered environments, PolarityTE manufactures products from the patient’s own tissue and uses the patient’s own body to support the regenerative process. From a small piece of healthy autologous tissue, the company creates an easily deployable, dynamic and self-propagating product designed to regenerate the target tissues. PolarityTE’s innovative method is intended to promote and accelerate growth of the patient’s tissues to undergo a form of effective regenerative healing. Learn more at www.PolarityTE.com – Welcome to the Shift®.

About SkinTE™

SkinTE is a human cellular and tissue-based product derived from a patient’s own skin intended for the repair, reconstruction, and replacement of skin tissue. SkinTE has been proven to regrow skin over exposed bone, muscle, joint and tendon and has been used to treat a variety of skin defects, including burns, wounds, traumatic injuries, surgical reconstruction, scars, and failed skin grafts or conventional treatments for wounds and burns.

SkinTE is intended to be used by physicians or other appropriate healthcare providers for homologous uses of skin tissues/integument. Patients who have suffered from an event, disease, process or acquired deficit that results in the functional loss or void of skin/integument systems can receive SkinTE as an adjunct and/or in place of split-thickness skin grafting, full-thickness grafting, temporizing skin coverage and/or skin substitute products. SkinTE is for autologous use only. Aseptic technique during harvest and deployment of SkinTE is mandatory. SkinTE is marketed as an HCT/P regulated by the FDA solely under Section 361 of the Public Health Service Act and 21 CFR 1271.

Forward Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They are generally identified by words such as “believes,” “may,” “expects,” “anticipates,” “intend,” “plan,” “will,” “would,” “should” and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company’s beliefs and assumptions as of the date of this release. The Company’s actual results could differ materially due to risk factors and other items described in more detail in the “Risk Factors” section of the Company’s Annual Reports and other filings with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law. Our actual results could differ materially due to risk factors and other items described in more detail in the “Risk Factors” section of the Company’s Annual Reports and other filings with the SEC (copies of which may be obtained at www.sec.gov).

POLARITYTE, the POLARITYTE logo, WHERE SELF REGENERATES SELF, WELCOME TO THE SHIFT, and SKINTE are trademarks or registered trademarks of PolarityTE, Inc.

CONTACTS

Investors:

Rich Haerle

VP, Investor Relations

PolarityTE, Inc.

ir@PolarityTE.com

(385) 315-0697

Media:

Angela Ziegler

VP, Marketing and Public Relations

AngelaZiegler@polarityte.com

(385) 239-0363

POLARITYTE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2019	December 31, 2018

ASSETS
Current assets
Cash and cash equivalents	$10,218	$55,673
Short-term investments	19,022	6,162
Accounts receivable, net	1,731	712
Inventory	252	336
Prepaid expenses and other current assets	1,264	1,432
Total current assets	32,487	64,315
Property and equipment, net	14,911	13,736
Operating lease right-of-use assets	4,590	–
Intangible assets, net	731	924
Goodwill	278	278
Other assets	602	913
TOTAL ASSETS	$53,599	$80,166

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$7,095	$6,508
Other current liabilities	2,338	316
Current portion of long-term note payable	528	529
Deferred revenue	98	170
Total current liabilities	10,059	7,523
Long-term note payable, net	–	479
Operating lease liabilities	2,994	–
Other long-term liabilities	1,630	131
Total liabilities	14,683	8,133

Commitments and Contingencies (Note 17)

STOCKHOLDERS’ EQUITY
Preferred stock – 25,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2019 and 2018	–	–
Common stock - $.001 par value; 250,000,000 shares authorized; 27,374,653 and 21,447,088 shares issued and outstanding at December 31, 2019 and 2018	27	21
Additional paid-in capital	474,174	414,840
Accumulated other comprehensive income	72	36
Accumulated deficit	(435,357)	(342,864)
Total stockholders’ equity	38,916	72,033
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,599	$80,166

POLARITYTE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	For the Year Ended	For the Two Months Ended	For the Year Ended
	December 31, 2019	December 31, 2018	October 31, 2018
Net revenues
Products	$2,353	$210	$689
Services	3,299	463	874
Total net revenues	5,652	673	1,563
Cost of sales
Products	1,365	194	500
Services	1,114	187	502
Total costs of sales	2,479	381	1,002
Gross profit	3,173	292	561
Operating costs and expenses
Research and development	16,397	3,458	19,376
General and administrative	63,189	12,639	48,252
Sales and marketing	16,980	2,725	2,365
Total operating costs and expenses	96,566	18,822	69,993
Operating loss	(93,393)	(18,530)	(69,432)

Other income (expense)
Interest income, net	151	80	395
Other income, net	749	32	–
Change in fair value of derivatives	–	–	3,814
Loss on extinguishment of warrant liability	–	–	(520)
Loss before income taxes	(92,493)	(18,418)	(65,743)
Benefit for income taxes	–	–	302
Net loss	(92,493)	(18,418)	(65,441)
Deemed dividend – accretion of discount on Series F preferred stock	–	–	(1,290)
Deemed dividend – exchange of Series F preferred stock	–	–	(7,057)
Cumulative dividends on Series F preferred stock	–	–	(373)
Net loss attributable to common stockholders	$(92,493)	$(18,418)	$(74,161)

Net loss per share, basic and diluted:
Net loss	(3.70)	(0.86)	(4.29)
Deemed dividend – accretion of discount on Series F preferred stock	–	–	(0.09)
Deemed dividend – exchange of Series F preferred stock	–	–	(0.46)
Cumulative dividends on Series F preferred stock	–	–	(0.02)
Net loss per share attributable to common stockholders	$(3.70)	$(0.86)	$(4.86)
Weighted average shares outstanding, basic and diluted	24,966,355	21,343,446	15,259,731

POLARITYTE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Year Ended	For the Two Months Ended	For the Year Ended
	December 31, 2019	December 31, 2018	October 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(92,493)	$(18,418)	$(65,441)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation expense	31,402	8,946	38,821
Change in fair value of derivatives	–	–	(3,814)
Depreciation and amortization	2,992	330	1,394
Loss on extinguishment of warrant liability	–	–	520
Amortization of intangible assets	193	33	100
Amortization of debt discount	49	10	35
Change in fair value of contingent consideration	(36)	57	20
Loss on disposal of property and equipment	914	–	–
Other non-cash adjustments	20	86	–
Changes in operating assets and liabilities:
Accounts receivable	(1,019)	228	(940)
Inventory	84	(98)	(238)
Prepaid expenses and other current assets	193	(279)	(911)
Operating lease right-of-use assets	1,651	–	–
Other assets	(249)	(535)	(378)
Accounts payable and accrued expenses	1,269	1,621	2,136
Other current liabilities	32	–	–
Deferred revenue	(72)	20	150
Operating lease liabilities	(1,578)	–	–
Net cash used in operating activities	(56,648)	(7,999)	(28,546)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2,773)	(834)	(9,221)
Purchase of available-for-sale securities	(40,072)	(10,200)	–
Proceeds from maturities of available-for-sale securities	23,327	4,003	–
Proceeds from sale of available-for-sale securities	3,901	–	–
Acquisition of IBEX	–	–	(2,258)
Net cash used in continuing investing activities	(15,617)	(7,031)	(11,479)
Net cash provided by discontinued investing activities	–	10	60
Net cash used in investing activities	(15,617)	(7,021)	(11,419)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from the sale of common stock	28,073	–	92,676
Proceeds from stock options exercised	529	–	687
Proceeds from ESPP purchase	99	–	–
Cash paid for tax withholdings related to net share settlement	(679)	–	–
Payment of contingent consideration liability	(225)	–	(30)
Principal payments on financing leases	(453)	(11)	(74)
Principal payments on term note payable and financing arrangements	(534)	(257)	–
Net cash provided by/(used in) financing activities	26,810	(268)	93,259

Net (decrease)/increase in cash and cash equivalents	(45,455)	(15,288)	53,294
Cash and cash equivalents - beginning of period	55,673	70,961	17,667
Cash and cash equivalents - end of period	$10,218	$55,673	$70,961